                                                                    EXHIBIT 10.1

                       EMPLOYMENT AND SEVERANCE AGREEMENT

      This Employment and Severance Agreement (the "Agreement") is entered into this 21st day of July, 2004, by and between AGCO CORPORATION, a Delaware corporation (the "Company"), and Martin Richenhagen (the "Executive").

                                   WITNESSETH:

      In consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

      1.    EMPLOYMENT.

            (a) The Company hereby employs the Executive, and the Executive hereby agrees to serve the Company, upon the terms and conditions set forth in this Agreement.

            (b) The employment term shall commence on July 21, 2004 and shall continue in effect for an initial three (3) year term. This Agreement shall automatically be extended for additional one (1) year terms unless: (i) the Company notifies the Executive at least 60 days prior to the expiration of the current term that this Agreement shall not be renewed, or (ii) the Agreement is terminated pursuant to the provisions of Section 5.

      2.    POSITION AND DUTIES.

            The Executive shall serve as President and Chief Executive of the Company and shall perform such duties and responsibilities as may from time to time be prescribed by the Company's board of directors (the "Board"), provided that such duties and responsibilities are consistent with the Executive's position. The Executive shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote all of his working time and efforts to the business and affairs of the Company and its affiliates.

      3.    COMPENSATION.

            (a) BASE SALARY. The Company shall pay to the Executive an annual base salary ("Base Salary") of Seven Hundred Fifty Thousand Dollars ($750,000
USD), payable in equal semi-monthly installments throughout the term of such employment subject to Section 5 hereof (except that the first and last semi-monthly installments may be prorated, if necessary) and subject to applicable tax and payroll deductions. The Company shall consider increases in the Executive's Base Salary annually, and any such increase in salary implemented by the Company shall become the Executive's Base Salary for purposes of this Agreement.

            (b) INCENTIVE COMPENSATION. Provided Executive has duly performed his obligations pursuant to this Agreement, the Executive shall be entitled to participate in the

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Management Incentive Compensation Plan and the Long-Term Incentive Plan that is implemented by the Company.

            (c) SUPPLEMENTAL EMPLOYEE RETIREMENT PROGRAM. During the term of this Agreement, the Executive shall be entitled to participate in the AGCO Corporation Supplemental Executive Retirement Plan ("SERP"), and the SERP shall be amended to provide for the following:

                  (1) For the purpose of determining years of credited service, the Executive shall be guaranteed the first five (5) years of service. Benefits shall be vested and portable if the Executive's employment is terminated by the Company without Cause, by the Executive for Good Reason or by the Company by not renewing this Agreement, even if the Executive's actual employment is less than five years.

                  (2) In the event the Executive elects to terminate employment with the Company for reasons other than Good Reason, the benefits of the SERP shall not be portable.

            (d) OTHER BENEFITS. During the term of this Agreement, the Executive shall be entitled to participate in the employee benefit plans and arrangements which are available to senior executive officers of the Company, including, without limitation, group health and life insurance, pension and savings, and the Senior Management Employment Policy.

            (e) FRINGE BENEFITS. The Company shall pay or reimburse the Executive for all reasonable and necessary expenses incurred by him in connection with his duties hereunder, upon submission by the Executive to the Company of such written evidence of such expenses as the Company may require. Throughout the term of this Agreement, the Company will provide the Executive with the use of a vehicle for purposes within the scope of his employment and shall pay all expenses for fuel, maintenance and insurance in connection with such use of the automobile. The Company further agrees that the Executive shall be entitled to four (4) weeks of vacation in any year of the term of employment hereunder, subject to the terms of the Company's vacation policy.

4.    RESTRICTIVE COVENANTS

            (a) ACKNOWLEDGMENTS. The Executive acknowledges that as an Executive Officer of the Company (i) he frequently will be exposed to certain "Trade Secrets" and "Confidential Information" of the Company (as those terms are defined in Subsection 4(b)), (ii) his responsibilities on behalf of the Company will extend to all geographical areas where the Company is doing business, and (iii) any competitive activity on his part during the term of his employment and for a reasonable period thereafter would necessarily involve his use of the Company's Trade Secrets and Confidential Information and, therefore, would unfairly threaten the Company's legitimate business interests, including its substantial investment in the proprietary aspects of its business and the goodwill associated with its customer base. Moreover,

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the Executive acknowledges that, in the event of the termination of his employment with the Company, he would have sufficient skills to find alternative, commensurate work in his field of expertise that would not involve a violation of any of the provisions of this Section 4. Therefore, the Executive acknowledges and agrees that it is reasonable for the Company to require him to abide by the covenants set forth in this Section 4. The parties acknowledge and agree that if the nature of the Executive's responsibilities for or on behalf of the Company and the geographical areas in which the Executive must fulfill them materially change, the parties will execute appropriate amendments to the scope of the covenants in this Section 4.

            (b) DEFINITIONS.

            (i) "Business of Company" means designing, manufacturing, marketing, and distributing agricultural equipment.

            (ii) "Material Contact" as used in the non-solicitation provision below means personal contact or the supervision of the efforts of those who have personal contact with an existing or potential Customer or Vendor in an effort to further or create a business relationship between the Company and such existing or potential Customer or Vendor.

            (iii) "Confidential Information" means information about the Company, its Executives, and Customers which is not generally known outside of the Company, which the Executive learns of in connection with the Executive's employment with the Company, and which would be useful to competitors of the Company or potentially harmful to the Company's reputation. Confidential Information includes, but is not limited to: (1) business and employment policies, marketing methods and the targets of those methods, finances, business plans, promotional materials and price lists; (2) the terms upon which the Company hires employees and provides services to its Customers; (3) the nature, origin, composition and development of the Company's products and services; and (4) the manner in which the Company provides products and services to its Customers.

            (iv) "Trade Secrets" means Confidential Information which meets the additional requirements of the Georgia Trade Secrets Act.

            (v) "Territory" means those countries and areas as more particularly set forth on Exhibit A attached hereto.

            (c) COVENANT OF CONFIDENTIALITY. During the term of this Agreement, the Executive agrees only to use and disclose Confidential Information in connection with his duties hereunder and to otherwise maintain the secrecy of the same. The Executive agrees that for a period of five years following the cessation of his employment for any reason, he shall not directly or indirectly divulge or make use of any Confidential Information or Trade Secrets of the Company without prior written consent of the Company. The Executive further agrees that if he is questioned about information subject to this Agreement by anyone not

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authorized to receive such information, he will promptly notify the Chairman of the Board. This Agreement does not limit the remedies available under common or statutory law, which may impose longer duties of non-disclosure. The Executive will immediately notify the Chairman of the Board if he receives any subpoenas which could require the disclosure of Confidential Information, so that the Company may take whatever actions it deems necessary to protect its interests.

            (d) COVENANT OF NON-COMPETITION. The Executive agrees that while employed by the Company and for a period of twenty-four (24) months following the cessation of his employment for any reason, he will not compete with the Business of Company by performing services of the same or similar type as those he performed for the Company as an employee, contractor, consultant, officer, director or agent for any person or entity engaged in the Business of Company. Likewise, the Executive will not perform activities of the type which in the ordinary course of business would involve the utilization of Confidential Information or Trade Secrets protected from disclosure by Section 4 (c) of this Agreement. This paragraph restricts competition only within the Territory.

            (e) COVENANT OF NON-SOLICITATION. The Executive agrees that while employed by the Company and for a period of twenty-four (24) months following the cessation of his employment for any reason, he will not directly or indirectly solicit or attempt to solicit any business in competition with the Business of Company from any of the Customers with whom the Executive had Material Contact within the last 18 months of his employment with the Company. The Executive further agrees that for a period of twenty-four (24) months following the cessation of his employment, he will not directly or indirectly solicit or attempt to solicit any Vendors of the Company with whom he had Material Contact during the last 18 months of his employment with the Company to provide services to any person or entity which competes with the Business of Company.

            (f) COVENANT OF NON-RECRUITMENT. The Executive agrees that while employed by the Company and for a period of twenty-four (24) months following the cessation of his employment for any reason, he will not directly or indirectly solicit or attempt to solicit any other employee of the Company for the purpose of encouraging, enticing, or causing said employee to voluntarily terminate employment with the Company.

            (g) COVENANT TO RETURN PROPERTY AND INFORMATION. The Executive agrees to return all of the Company's property within seven (7) days following the cessation of his employment for any reason. Such property includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by the Company to the Executive, or which the Executive has developed or collected in the scope of his employment with the Company, as well as all Company-issued equipment, supplies, accessories, vehicles, keys, instruments, tools, devices, computers, cell phones, pagers, materials, documents, plans, records, notebooks, drawings, or papers.

            (h) ASSIGNMENT OF WORK PRODUCT AND INVENTIONS. The Executive hereby assigns and grants to the Company (and will upon request take any actions

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needed to formally assign and grant to the Company and/or obtain patents, trademark registrations or copyrights belonging to the Company) the sole and exclusive ownership of any and all inventions, information, reports, computer software or programs, writings, technical information or work product collected or developed by the Executive, alone or with others, during the term of the Executive's employment. This duty applies whether or not the forgoing inventions or information are made or prepared in the course of employment with the Company, so long as such inventions or information relate to the Business of Company and have been developed in whole or in part during the term of the Executive's employment. The Executive agrees to advise the Company in writing of each invention that Executive, alone or with others, makes or conceives during the term of Executive's employment. Inventions which the Executive developed before the Executive came to work for the Company, if any, are as follows:

______________________________________________________________________________.

            (i) REMEDIES FOR VIOLATION OF RESTRICTIVE COVENANTS. The Executive acknowledges that the Company would suffer irreparable harm if the Executive fails to comply with the foregoing, and that the Company would be entitled to any appropriate relief, including money damages, injunctive and other equitable relief and attorneys' fees. The Executive agrees that the pendency of any claim whatsoever against the Company shall not constitute a defense to the enforcement of this Noncompetition Agreement by the Company.

            (j) SEVERABILITY. In the event that any one or more of the provisions of these restrictive covenants shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in these restrictive covenants shall be held to be excessively broad as to duration, activity or subject, the parties authorize the Court in which such action is pending to modify said covenants and enforce them to the extent that the Court deems reasonable.

      5.    TERMINATION.

            (a) DEATH. This Agreement shall terminate upon the death of the Executive, provided, however, that for purposes of the payment of Base Salary to the Executive, the death of the Executive shall be deemed to have occurred ninety (90) days from the last day of the month in which the death of the Executive shall have occurred.

            (b) DISABILITY. Executive's employment and all obligations of the Company hereunder shall terminate upon a finding that the Executive is disabled under the Company's group long term disability plan.

            (c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause by giving written Notice of Termination to the Executive. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon: (i) the conviction of Executive of, or the entry of a plea of guilty, first offender probation before judgment, or nolo contendere by Executive to, any felony; (ii) fraud, misappropriation or embezzlement by Executive; (iii) Executive's willful failure or gross

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negligence in the performance of his assigned duties for the Company, which failure or negligence continues for more than or was not remedied within thirty
(30) calendar days following Executive's receipt of written notice of such willful failure or gross negligence; (iv) Executive's failure to follow reasonable and lawful directives of the Board or his breach of his fiduciary duty to the Company, which failure is not remedied within thirty (30) calendar days following Executive's receipt of written notice of such failure; (v) any act or omission of Executive that has a demonstrated and material adverse impact on the Company's business or reputation for honesty and fair dealing, other than an act or failure to act by Executive in good faith and without reason to believe that such act or failure to act would adversely impact on the Company's business or reputation for honesty and fair dealing; or (vi) the breach by Executive of any material term of this Agreement, which breach continues for more than or was not remedied within thirty (30) calendar days following Executive's receipt of written notice of such breach.

            (d)   WITHOUT CAUSE; GOOD REASON.

                  (i) The Company may terminate the Executive's employment hereunder without Cause, by giving written Notice of Termination (as defined in Section 5(e)) to the Executive.

                  (ii) The Executive may terminate his employment hereunder, by giving written Notice of Termination to the Company. For the purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment hereunder upon
                        (a) a substantial reduction in the Executive's aggregate Base Salary and annual incentive compensation taken as a whole, excluding any reductions caused by the performance of the Company or the Executive, including but not limited to, the failure by the Executive to achieve performance targets established from time to time by the Board and/or under the Long Term Incentive Plan or from below budget performance by the Company, or
                        (b) the Company's failure to make payments of Base Pay and incentive compensation, but only upon notice of such failure given by the Executive and the subsequent failure of the Company to cure the non-payment within thirty (30) days of such notice.

            (e) NOTICE OF TERMINATION. Any termination by the Company pursuant to the Subsections (b), (c) or (d)(i) above or by the Executive pursuant to Subsection (d)(ii) above, shall be communicated by written Notice of Termination from the party issuing such notice to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. A date of termination specified in the Notice of Termination shall not be dated earlier than ninety (90) days from the date such Notice is delivered or mailed to the applicable party.

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            (f)   OBLIGATION TO PAY. Except upon termination for Cause and
voluntary termination by the Executive without Good Reason, and further subject to Section 6 below, the Company shall pay the compensation specified in this Subsection 5(f) to the Executive for the period specified in this Subsection 5(f), continue life insurance benefits during the remainder of the applicable period, including the Severance Period set forth in this Subsection 5(f), and pay Executive 18 months of COBRA premiums to continue group health coverage. If the Executive's employment shall be terminated by reason of death, the estate of the Executive shall be paid all sums otherwise payable to the Executive through the end of the third month after the month in which the death of the Executive occurred, including all bonus or other incentive benefits accrued or accruable to the Executive through the end of the month in which the death of the Executive occurred and the Company shall have no further obligations to the Executive under this Agreement. If the Executive's employment is terminated by reason of disability as determined under the Company's long term disability plan, the Executive or the person charged with legal responsibility for the Executive's estate shall be paid all sums otherwise payable to the Executive, including the bonus and other benefits accrued or accruable to the Executive, through the date of disability, and the Company shall have no further obligations to the Executive under this Agreement. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his Base Salary through the date of termination specified in the Notice of Termination and the Company shall have no further obligations to the Executive under this Agreement. If the Executive's employment shall be terminated by the Company without Cause, by the Executive for Good Reason or by the Company by not renewing the Agreement following the initial term or any subsequent term, the Company shall (x) continue to pay the Executive the Base Salary (at the rate in effect on the date of such termination) for a period of two (2) years beginning as of the date of such termination (such two (2) year period being referred to hereinafter as the "Severance Period") at such intervals as the same would have been paid had the Executive remained in the active service of the Company, and
(y) pay the Executive a pro rata portion of the bonus or other incentive benefits to which the Executive would have been entitled for the year of termination had the Executive remained employed for the entire year, which incentive compensation shall be payable at the time incentive compensation is payable generally under the applicable incentive plans; provided, however, that notwithstanding the foregoing, the Executive shall not be entitled to any severance payments upon and after reaching age 65 . The Executive shall have no further right to receive any other compensation, benefits or perquisites after the date of termination of employment except as determined under the terms of the employee benefit plans or programs of the Company or under applicable law.

      6.    CONDITIONS APPLICABLE TO SEVERANCE PERIOD; MITIGATION OF DAMAGES

            (a) If during the Severance Period, the Executive breaches his obligations under Section 4 above, the Company may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide any benefits described in Subsection 5(f).

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            (b)   Although the Executive shall not be required to mitigate the amount of any payment provided for in Subsection 5(f) by seeking other employment, any such payments shall be reduced by any amounts which the Executive receives or is entitled to receive from another employer with respect to the Severance Period. The Executive shall promptly notify the Company in writing in the event that other employment is obtained during the Severance Period.

      7. NOTICES. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by certified first-class mail, postage prepaid, addressed:

            in the case of the Company to:

                  AGCO Corporation
                  4205 River Green Parkway
                  Duluth, Georgia 30096
                  Attention:  R. J. Ratliff

            in the case of the Executive to:

                  Martin Richenhagen
                  AGCO Corporation
                  4205 River Green Parkway
                  Duluth, GA 30096

or to such other address as either party shall designate by giving written notice of such change to the other party.

      8. ARBITRATION. Any claim, controversy, or dispute arising between the parties with respect to this Agreement, to the maximum extent allowed by applicable law, shall be submitted to and resolved by binding arbitration. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and (except as otherwise specified herein) the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration is commenced. The venue for the arbitration shall be the Atlanta, Georgia offices of the American Arbitration Association. Either party may notify the other party at any time of the existence of an arbitrable controversy by delivery in person or by certified mail of a Notice of Arbitrable Controversy. Upon receipt of such a Notice, the parties shall attempt in good faith to resolve their differences within fifteen (15) days after the receipt of such Notice. Notice to the Company and the Executive shall be sent to the addresses specified in Section 7 above. If the dispute cannot be resolved within the fifteen (15) day period, either party may file a written Demand for Arbitration with the American Arbitration Association's Atlanta, Georgia Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted before a panel of three (3) arbitrators. The arbitrators shall be selected as follows: (a) The party filing the Demand for Arbitration shall simultaneously specify his or its arbitrator, giving the name, address and telephone number of said arbitrator; (b) The party

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receiving such notice shall notify the party demanding the arbitration of his or its arbitrator, giving the name, address and telephone number of the arbitrator within five (5) days of the receipt of such Demand for Arbitration; (c) A neutral person shall be selected through the American Arbitration Association's arbitrator selection procedures to serve as the third arbitrator. The arbitrator designated by any party need not be neutral. In the event that any person fails or refuses timely to name his arbitrator within the time specified in this
Section 8, the American Arbitration Association shall (immediately upon notice from the other party) appoint an arbitrator. The arbitrators thus constituted shall promptly meet, select a chairperson, fix the time, date(s), and place of the hearing, and notify the parties. To the extent practical, the arbitrators shall schedule the hearing to commence within sixty (60) days after the arbitrators have been impaneled. A majority of the panel shall render an award within ten (10) days of the completion of the hearing, which award may include an award of interest, legal fees and costs of arbitration. The panel of arbitrators shall promptly transmit an executed copy of the award to the respective parties. The award of the arbitrators shall be final, binding and conclusive upon the parties hereto. Each party shall have the right to have the award enforced by any court of competent jurisdiction.

Executive initials: /s/ M.R. ___________       Company initials: /s/ R.J.R.
                   ---------------------                        ----------------

      9. NO WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board and agreed to in a writing signed by the Executive and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions of this Agreement at the same or at any prior or subsequent time.

      10. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Executive's rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors. Neither this Agreement or any rights or obligations of the Executive herein shall be transferable or assignable by the Executive.

      11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. The parties intend for each of the covenants contained in Section 4 to be severable from one another.

      12. SURVIVAL. The provisions of Section 4 hereof shall survive the termination of Executive's employment and shall be binding upon the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees and the provisions of Section 5 hereof relating to payments and termination of the Executive's employment hereunder shall survive such termination and shall be binding upon the Company.

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      13.   COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      14. ENTIRE AGREEMENT. This Agreement constitutes the full agreement and understanding of the parties hereto with respect to the subject matter hereof and all prior or contemporaneous agreements or understandings are merged herein. The parties to this Agreement each acknowledge that both of them and their respective agents and advisors were active in the negotiation and drafting of the terms of this Agreement.

      15. GOVERNING LAW. The validity, construction and enforcement of this Agreement, and the determination of the rights and duties of the parties hereto, shall be governed by the laws of the State of Georgia.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                AGCO CORPORATION

                                                By:      /s/ R.J. Ratliff
                                                   -----------------------------

                                                Name:         R.J. Ratliff

                                                Title:  Chairman

                                                EXECUTIVE

                                                      /s/ Martin Richenhagen
                                                --------------------------------

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                                    EXHIBIT A

                            DEFINITION OF "TERRITORY"
                           PURSUANT TO SECTION 4(b)(v)

                                          AGCO RECOGNISED
CODE            COUNTRY             DISTRIBUTION/REPRESENTATIVE
---------------------------------------------------------------
 AF     AFGHANISTAN                              Y
 AL     ALBANIA                                  Y
 DZ     ALGERIA                                  Y
 AO     ANGOLA                                   Y
 AG     ANTIGUA AND BARBUDA                      Y
 AR     ARGENTINA                                Y
 AU     AUSTRALIA                                Y
 AT     AUSTRIA                                  Y
 AY     AZORES                                   Y
 BH     BAHRAIN                                  Y
 BD     BANGLADESH                               Y
 BB     BARBADOS, WEST INDIES                    Y
 BE     BELGIUM                                  Y
 BJ     BENIN                                    Y
 BO     BOLIVIA                                  Y
 BA     BOSNIA                                   Y
 BR     BRAZIL                                   Y
 BG     BULGARIA                                 Y
 BI     BURUNDI                                  Y
 CM     CAMEROON                                 Y
 CA     CANADA                                   Y
 CF     CENTRAL AFRICAN REPUBLIC                 Y
 CL     CHILE                                    Y
 CN     CHINA                                    Y
 CO     COLOMBIA                                 Y
 CG     CONGO                                    Y
 CD     CONGO, DEM REP                           Y
 CR     COSTA RICA                               Y
 HR     CROATIA                                  Y
 CY     CYPRUS                                   Y
 CZ     CZECH REPUBLIC                           Y
 DK     DENMARK                                  Y
 DJ     DJIBOUTI                                 Y
 EC     ECUADOR                                  Y
 EG     EGYPT                                    Y
 SV     EL SALVADOR                              Y
 EE     ESTONIA                                  Y
 ET     ETHIOPIA                                 Y
 FJ     FIJI                                     Y

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
                                          AGCO RECOGNISED
CODE            COUNTRY             DISTRIBUTION/REPRESENTATIVE
---------------------------------------------------------------
 FI     FINLAND                                  Y
 FR     FRANCE                                   Y
 GF     FRENCH GUIANA                            Y
 PF     FRENCH POLYNESIA                         Y
 GA     GABON                                    Y
 GM     GAMBIA                                   Y
 GE     GEORGIA                                  Y
 DE     GERMANY                                  Y
 GH     GHANA                                    Y
 GR     GREECE                                   Y
 GP     GUADELOUPE                               Y
 GT     GUATEMALA                                Y
 GY     GUYANA                                   Y
 HT     HAITI                                    Y
 HN     HONDURAS                                 Y
 HK     HONG KONG                                Y
 HU     HUNGARY                                  Y
 IR     I.R.O. IRAN                              Y
 IS     ICELAND                                  Y
 IN     INDIA                                    Y
 ID     INDONESIA                                Y
 IQ     IRAQ                                     Y
 IE     IRELAND                                  Y
 IL     ISRAEL                                   Y
 IT     ITALY                                    Y
 CI     IVORY COAST                              Y
 JM     JAMAICA, WEST INDIES                     Y
 JP     JAPAN                                    Y
 JO     JORDAN                                   Y
 KZ     KAZAKHSTAN                               Y
 KE     KENYA                                    Y
 KW     KUWAIT                                   Y
 LV     LATVIA                                   Y
 LB     LEBANON                                  Y
 LY     LIBYA                                    Y
 LT     LITHUANIA                                Y
 LU     LUXEMBOURG                               Y
 MK     MACEDONIA                                Y
 MK     MACEDONIA                                Y
 MG     MADAGASCAR                               Y
 MW     MALAWI                                   Y
 MY     MALAYSIA                                 Y
 ML     MALI                                     Y
 MQ     MARTINIQUE                               Y
 MU     MAURITIUS                                Y

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
                                          AGCO RECOGNISED
CODE            COUNTRY             DISTRIBUTION/REPRESENTATIVE
---------------------------------------------------------------
 MX     MEXICO                                   Y
 MA     MOROCCO                                  Y
 MZ     MOZAMBIQUE                               Y
 MM     MYANMAR                                  Y
 NP     NEPAL                                    Y
 NL     NETHERLANDS                              Y
 NC     NEW CALEDONIA                            Y
 NZ     NEW ZEALAND                              Y
 NG     NIGERIA                                  Y
 NO     NORWAY                                   Y
 OM     OMAN                                     Y
 PK     PAKISTAN                                 Y
 PS     PALESTINE                                Y
 PG     PAPUA NEW GUINEA                         Y
 PE     PERU                                     Y
 PH     PHILIPPINES                              Y
 PL     POLAND                                   Y
 PT     PORTUGAL                                 Y
 PR     PUERTO RICO                              Y
 QA     QATAR                                    Y
 PA     REP. OF PANAMA                           Y
 ZM     REP. OF ZAMBIA                           Y
 RO     ROMANIA                                  Y
 RU     RUSSIA                                   Y
 RW     RWANDA                                   Y
 WS     SAMOA                                    Y
 SA     SAUDI ARABIA                             Y
 SN     SENEGAL                                  Y
 CS     SERBIA AND MONTENEGRO                    Y
 SC     SEYCHELLES                               Y
 SG     SINGAPORE                                Y
 SK     SLOVAKIA                                 Y
 SI     SLOVENIA                                 Y
 SB     SOLOMON ISLANDS                          Y
 ZA     SOUTH AFRICA                             Y
 KR     SOUTH KOREA                              Y
 ES     SPAIN                                    Y
 LK     SRI LANKA                                Y
 SD     SUDAN                                    Y
 SR     SURINAME                                 Y
 SE     SWEDEN                                   Y
 CH     SWITZERLAND                              Y
 SY     SYRIA                                    Y
 TW     TAIWAN                                   Y
 TZ     TANZANIA                                 Y

Contract-Richenhagen

                                          AGCO RECOGNISED
CODE            COUNTRY             DISTRIBUTION/REPRESENTATIVE
---------------------------------------------------------------
 TH     THAILAND                                 Y
 CD     THE DEM. REP. OF THE CONGO               Y
 TG     TOGO                                     Y
 TO     TONGA                                    Y
 TT     TRINIDAD AND TOBAGO                      Y
 TN     TUNISIA                                  Y
 TR     TURKEY                                   Y
 UG     UGANDA                                   Y
 UA     UKRAINE                                  Y
 AE     UNITED ARAB EMIRATES                     Y
 GB     UNITED KINGDOM                           Y
 US     UNITED STATES                            Y
 UY     URUGUAY                                  Y
 VN     VIETNAM                                  Y
 ZW     ZIMBABWE                                 Y
                                               ---
TOTAL                                          144
                                               ===

Contract-Richenhagen